UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (date of earliest event reported): December 13, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 13, 2005, Decorize, Inc., a Delaware corporation (the “Company”), obtained a four month revolving line of credit (“Line of Credit”) from Quest Capital Alliance II, L.L.C. (“Lender”), in the amount up to $500,000. The maturity date for the Line of Credit is April 13, 2006. The Line of Credit is evidenced by a promissory note dated December 13, 2005, issued by the Company to Lender in the principal amount of $500,000 (the “Note”). In consideration of Lender providing the Line of Credit, Decorize paid Lender a commitment fee of $33,333.33.

Subject to the provisions of the Note, Decorize can borrow, repay and reborrow principal under the Line of Credit from time to time during its term. If a default occurs under the Note for Decorize’s failure to pay any amount when due or other event of default, the unpaid outstanding principal balance will thereafter accrue interest at a rate equal to 18% per annum, and the Lender may declare the Line of Credit to be due and payable immediately. Commencing on the day after the maturity date of the Note, the Lender may at any time convert the principal amount and all accrued interest of this Note into fully paid and nonassessable shares of the Company’s common stock, par value $.001 per share, at a conversion price of $0.20 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the Company's response to Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

Please see the Company's response to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1     Convertible Promissory Note, dated December 13, 2005, issued to Quest Capital Alliance II, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: December 16, 2005	By:	/s/ Brent Olson
Brent Olson
Vice President and Treasurer

Exhibit Index

Exhibit 10.1     Convertible Promissory Note, dated December 13, 2005, issued to Quest Capital Alliance II, L.L.C.